Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-74682 on Form S-8 of our reports dated September 9, 2005, relating to the financial statements and financial statement schedule of II-VI Incorporated and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of II-VI Incorporated for the year ended June 30, 2005.

/s/    Deloitte & Touche LLP

Pittsburgh, Pennsylvania

September 9, 2005